NUVEEN INVESTMENT TRUST II

AMENDED AND RESTATED DESIGNATION OF SERIES OF

SHARES OF BENEFICIAL INTEREST

WHEREAS, pursuant to Section 2 of Article IV of the Declaration of Trust dated June 27, 1997 (the “Declaration”), of Nuveen Investment Trust II, a Massachusetts business trust (the “Trust”), the Trustees of the Trust, on June 27, 1997 established and designated one series of Shares (as defined in the Declaration) of the Trust by the execution of instruments establishing and designating such series and setting forth the special and relative rights of such series (the “Designation

WHEREAS, on August 13, 1997, the Trustees amended the Designation in order to redesignate the name of the series from Nuveen Blue Chip Growth Fund to Nuveen Rittenhouse Growth Fund;

WHEREAS, on October 15, 1999, the Trustees amended and restated the Designation in order to establish and designate two additional series of shares, Nuveen Innovation Fund and Nuveen International Growth Fund;

WHEREAS, on September 11, 2000, the Trustees amended and restated the Designation in order to establish and designate one additional series of shares, Nuveen Select Stock Fund;

WHEREAS, on October 7, 2002, the Trustees of the Trust amended and restated the Designation solely to change the name of the series designated Nuveen International Growth Fund to the Nuveen NWQ International Value Fund;

WHEREAS, on July 28, 2003, Nuveen Innovation Fund was acquired by Nuveen Rittenhouse Growth Fund and terminated as a series of the Trust pursuant to an Agreement and Plan of Reorganization approved by the Trustees of the Trust and the Shareholders of Nuveen Innovation Fund;

WHEREAS, on December 19, 2005, the Trustees amended and restated the Designation in order to terminate the Nuveen Select Stock Fund, as a series of the Trust, and to establish and designate four additional series of Shares, Nuveen NWQ All-Cap Global Fund, Nuveen Santa Barbara Growth Fund, Nuveen Santa Barbara Growth Opportunities Fund, and Nuveen Santa Barbara Dividend Growth Fund;

WHEREAS, the Trustees of the Trust, effective February 20, 2006, amended and restated the Designation to change the name of the series designated Nuveen NWQ All-Cap Global Fund to Nuveen NWQ Global All-Cap Fund, and to establish and designate four additional series of Shares, Nuveen Symphony All-Cap Core Fund, Nuveen Symphony Mid-Cap Core Fund, Nuveen Symphony Small-Mid Cap Core Fund and Nuveen Symphony Large-Cap Value Fund;

WHEREAS, the Trustees of the Trust, effective June 30, 2006, amended the Designation to change the name of the series designated Nuveen NWQ Global All-Cap Fund to Nuveen Tradewinds Global All-Cap Fund and to change the name of the series designated Nuveen NWQ International Value Fund to Nuveen Tradewinds International Value Fund;

WHEREAS, the Trustees of the Trust, effective September 15, 2006, amended the Designation to establish and designate two additional series of Shares, Nuveen Symphony Large-Cap Growth Fund and Nuveen Tradewinds Global Resources Fund;

WHEREAS, the Trustees of the Trust, effective March 16, 2007, amended and restated the Designation to establish and designate one additional series of Shares, Nuveen Symphony Optimized Alpha Fund;

WHEREAS, the Trustees of the Trust, effective August 1, 2007, amended and restated the Designation to establish and designate two additional series of Shares, Nuveen Rittenhouse Strategic Growth Fund and Nuveen Rittenhouse Mid-Cap Growth Fund;

WHEREAS, the Trustees of the Trust, effective January 28, 2008, amended and restated the Designation to establish and designate one additional series of Shares, Nuveen Symphony International Equity Fund;

WHEREAS, the Trustees of the Trust, effective August 14, 2008, amended and restated the Designation to establish and designate two additional series of Shares, Nuveen Santa Barbara International Equity Fund and Nuveen Santa Barbara Global Equity,

WHEREAS, the Trustees of the Trust, effective October 1, 2008, amended and restated the Designation to establish and designate five additional series of Shares, Nuveen Santa Barbara Growth Plus Fund, Nuveen Tradewinds Global All-Cap Plus Fund, Nuveen Santa Barbara EcoLogic Fund, Nuveen Tradewinds Emerging Market Fund and Nuveen Tradewinds Japan Fund; and

WHEREAS, the Trustees of the Trust, effective November 19, 2008, amended and restated the Designation to correct the name of the series designated, Nuveen Santa Barbara EcoLogic Fund to Nuveen Santa Barbara EcoLogic Equity Fund, and to correct the name of the series designated, Nuveen Tradewinds Emerging Market Fund to Nuveen Tradewinds Emerging Markets Fund; and

WHEREAS, the Trustees of the Trust, effective January 12, 2009, amended and restated the Designation to establish and designate one additional series of Shares, Nuveen Winslow Large-Cap Growth Fund; and

WHEREAS, on June 26, 2009, Nuveen Rittenhouse Growth Fund was acquired by Nuveen Santa Barbara Dividend Growth Fund and terminated as a series of the Trust pursuant to an Agreement and Plan of Reorganization approved by the Trustees of the Trust and the Shareholders of Nuveen Rittenhouse Growth Fund;

WHEREAS, the Trustees of the Trust, effective August 10, 2009, amended and restated the Designation to change the name of Nuveen Rittenhouse Strategic Growth Fund to the Nuveen Santa Barbara Strategic Growth Fund, and to change the name of Nuveen Rittenhouse Mid-Cap Growth Fund to the Nuveen Santa Barbara Mid-Cap Growth Fund

WHEREAS, on February 15, 2010 the Trustees of the Trust, amended and restated the Designation to establish and designate one additional series of Shares, Nuveen Tradewinds Global Flexible Allocation Fund;

WHEREAS, the Trustees of the Trust, amended and restated the Designation to terminate five series of shares:

Nuveen Santa Barbara EcoLogic Equity Fund

Nuveen Santa Barbara Growth Opportunities Fund

Nuveen Santa Barbara Strategic Growth Fund

Nuveen Santa Barbara Mid-Cap Growth Fund

Nuveen Symphony All-Cap Core Fund; and

WHEREAS, the Trustees of the Trust, effective May 25, 2011, amended and restated the Designation to establish and designate one additional series of Shares, Nuveen Tradewinds Small-Cap Opportunities Fund to have the special and relative rights described below;

WHEREAS, the Trustees of the Trust, effective June 16, 2011, amended and restated the Designation to change the name of Nuveen Santa Barbara Global Equity Fund to the Nuveen Santa Barbara Global Growth Fund, and, effective August 25, 2011, to change the name of Nuveen Santa Barbara

International Equity Fund to the Nuveen Santa Barbara International Growth Fund;

WHEREAS, the Trustees of the Trust, effective November 15, 2011, amended and restated the Designation to change the name of Nuveen Santa Barbara Growth Plus Fund to the Nuveen Santa Barbara Long/Short Equity Fund;

WHEREAS, the Trustees of the Trust, effective February 13, 2012, amended and restated the Designation to establish and designate one additional series of Shares, Nuveen Tradewinds TMT Value Opportunities Fund;

WHEREAS, the Trustees of the Trust, effective March 27, 2012, hereby amend and restate the Designation to establish and designate two additional series of Shares, Nuveen Santa Barbara Global Dividend Growth Fund and Nuveen Santa Barbara International Dividend Growth Fund to have the special and relative rights described below.

NOW, THEREFORE, the Trustees of the Trust, effective as of the 27th day of March, 2012, do hereby amend and restate the Designation as follows:

1. The following series of Shares (each a “Fund”) are established and designated:

Nuveen Santa Barbara Dividend Growth Fund

Nuveen Santa Barbara Global Dividend Growth Fund

Nuveen Santa Barbara Global Growth Fund

Nuveen Santa Barbara International Dividend Growth Fund

Nuveen Santa Barbara International Growth Fund

Nuveen Santa Barbara Growth Fund

Nuveen Santa Barbara Long/Short Equity Fund

Nuveen Symphony Mid-Cap Core Fund

Nuveen Symphony Small-Mid Cap Core Fund

Nuveen Symphony Large-Cap Value Fund

Nuveen Symphony Large-Cap Growth Fund

Nuveen Symphony Optimized Alpha Fund

Nuveen Symphony International Equity Fund

Nuveen Tradewinds Emerging Markets Fund

Nuveen Tradewinds Global All-Cap Plus Fund

Nuveen Tradewinds Global All-Cap Fund

Nuveen Tradewinds Global Flexible Allocation Fund

Nuveen Tradewinds Global Resources Fund

Nuveen Tradewinds International Value Fund

Nuveen Tradewinds Japan Fund

Nuveen Tradewinds Small-Cap Opportunities Fund

Nuveen Tradewinds TMT Value Opportunities Fund

Nuveen Winslow Large-Cap Growth Fund

2. Each Fund shall be authorized to hold cash, invest in securities, instruments and other property and use investment techniques as from time to time described in the Trust’s then currently effective registration statement under the Securities Act of 1933 to the extent pertaining to the offering of Shares of such Fund. Each Share of each Fund shall be redeemable, shall be entitled to one vote (or fraction thereof in respect of a fractional share) on matters on which Shareholders of that Fund may vote in accordance with the Declaration, shall represent a pro rata beneficial interest in the assets allocated or belonging to such Fund, and shall be entitled to receive its pro rata share of the net assets of such Fund upon liquidation of such Fund, all as provided in Article IV, Sections 2 and 5 of the Declaration. The proceeds of the sale of Shares of such Fund, together with any income and gain thereon, less any diminution or expenses thereof, shall irrevocably belong to such Fund, unless otherwise required by law.

3. Shareholders of each Fund shall vote separately as a class on any matter to the extent required by, and any matter shall be deemed to have been effectively acted upon with respect to such Fund as provided in Rule 18f-2, as from time to time in effect, under the Investment Company Act of 1940, as amended, or any successor rules, and by the Declaration.

4. The assets and liabilities of the Trust shall be allocated among each Fund as set forth in Article IV, Section 5 of the Declaration.

5. The designation of the Funds hereby shall not impair the power of the Trustees from time to time to designate additional series of Shares of the Trust.

6. Subject to the applicable provisions of the 1940 Act and the provisions of Article IV, Sections 2 and 5 of the Declaration, the Trustees shall have the right at any time and from time to time to reallocate assets and expenses or to change the designation of each Fund now or hereafter created, or to otherwise change the special relative rights of the Funds designated hereby without any action or consent of the Shareholders.

IN WITNESS WHEREOF, the undersigned, being a majority of the Trustees of the Trust, have executed this instrument as of this 27th day of March 2012.

/s/ John P. Amboian	/s/ Robert P. Bremner
John P. Amboian,	Robert P. Bremner,
as Trustee	as Trustee
333 West Wacker Drive	333 West Wacker Drive
Chicago, Illinois 60606	Chicago, Illinois 60606

/s/ Jack B. Evans	/s/ William C. Hunter
Jack B. Evans,	William C. Hunter,
as Trustee	as Trustee
333 West Wacker Drive	333 West Wacker Drive
Chicago, Illinois 60606	Chicago, Illinois 60606

/s/ David J. Kundert	/s/ William J. Schneider
David J. Kundert,	William J. Schneider,
as Trustee	as Trustee
333 West Wacker Drive	333 West Wacker Drive
Chicago, Illinois 60606	Chicago, Illinois 60606

/s/ Judith M. Stockdale	/s/ Carole E. Stone
Judith M. Stockdale,	Carole E. Stone,
as Trustee	as Trustee
333 West Wacker Drive	333 West Wacker Drive
Chicago, Illinois 60606	Chicago, Illinois 60606

/s/ Virginia L. Stringer	/s/ Terence J. Toth
Virginia L. Stringer,	Terence J. Toth,
as Trustee	as Trustee
333 West Wacker Drive	333 West Wacker Drive
Chicago, Illinois 60606	Chicago, Illinois 60606